UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):      June 17, 2010

ALLIS-CHALMERS ENERGY INC.
(Exact name of registrant as specified in its charter)

Delaware	001-02199	39-0126090
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

5075 Westheimer Suite 890 Houston, Texas	77056
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (713) 369-0550

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.

On June 17, 2010, Allis-Chalmers Energy Inc. (the “Company”) held its 2010 Annual Meeting of Stockholders.  At the meeting, the stockholders elected all nine director nominees and ratified the appointment of UHY LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010.  The final votes on the two proposals are as follows:

Proposal One:  Election of Directors

Name	For	Withheld	Broker Non-Votes

Saad Bargach	35,220,842	6,713,128	10,761,243
Alejandro P. Bulgheroni	41,047,329	886,641	11,172,713
Giovanni Dell’ Orto	41,458,799	475,171	10,761,243
Victor F. Germack	41,554,422	379,548	10,761,243
James M. Hennessy	41,561,768	372,202	10,761,243
Munawar H. Hidayatallah	41,114,464	819,506	10,761,243
Robert E. Nederlander	39,940,741	1,993,229	10,761,243
John T. Reynolds	38,438,813	3,495,157	10,761,243
Zane Tankel	41,412,546	521,424	10,761,243

Proposal Two:  Ratification of the appointment of UHY LLP

For	Against	Abstain	Broker Non-Votes

51,869,019	728,526	97,668	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLIS-CHALMERS ENERGY INC.

Date: June 21, 2010	By:	/s/ Theodore F. Pound III
	Name:	Theodore F. Pound III
	Title:	General Counsel and Secretary